EXHIBIT 1.3


                             UNDERWRITING AGREEMENT
                             (Preferred Securities)
                                                                ------- --, ----

Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148

Dear Sirs:

         We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Comcast Corporation Trust [_] (the "Issuer Trust"), a statutory business trust created under the Delaware Business Trust Act, proposes to issue and sell [number and title of securities] Guaranteed Trust Preferred Securities (the "Firm Preferred Securities"). The Issuer Trust also proposes to issue and sell to the several Underwriters not more than the number of shares of its Guaranteed Trust Preferred Securities identified as Additional Preferred Securities herein (the "Additional Preferred Securities") if and to the extent that we, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Preferred Securities granted to the Underwriters herein. The Firm Preferred Securities and the Additional Preferred Securities are hereinafter collectively referred to as the "Offered Preferred Securities."

         It is understood that substantially contemporaneously with the closing of the sale of the Offered Preferred Securities to the Underwriters contemplated hereby, (i) the Issuer Trust, its trustees (the "Issuer Trustees") and Comcast Corporation (the "Company") shall enter into an Amended and Restated Trust Agreement in substantially the form of the Form of the Amended and Restated Trust Agreement attached as Exhibit [___] to the Registration Statement referred to below (the "Trust Agreement"), pursuant to which the Issuer Trust shall (x) issue and sell the Offered Preferred Securities to the Underwriters pursuant hereto and (y) issue [___] shares of its Common Securities (the "Common Securities" and, together with the Offered Preferred Securities, the "Trust Securities") to the Company, in each case with such rights and obligations as shall be set forth in such Trust Agreement, (ii) the Company and Bankers Trust Company, as Trustee, acting pursuant to a Subordinated Indenture dated as of June __, 1999 shall provide for the issuance of $[___] principal amount of the Company's [__]% Subordinated [Deferrable Interest] Debt Securities due [____] (the "Subordinated Debt Securities"),
(iii) the Company shall sell such Subordinated Debt Securities to the Issuer Trust and the Issuer Trust shall purchase such Subordinated Debt Securities with proceeds of the sale of the




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Offered Preferred Securities to the Underwriters contemplated hereby and of the
Common Securities to the Company and (iv) the Company and [____], as Guarantee Trustee, shall enter into a Guarantee Agreement in substantially the form of the Form of the Guarantee Agreement attached as Exhibit [ ] of the Registration Statement referred to below (the "Guarantee") for the benefit of holders from time to time of the Offered Preferred Securities.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Issuer Trust hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate number of Firm Preferred Securities set forth below opposite their names at a purchase price of $[____] per Firm Preferred Security (the "Purchase Price"):

                                                               Number of
                                                       Firm Preferred Securities
Underwriter                                                 To Be Purchased





[Insert syndicate list]




                                                           -----------------

Total......                                                =================

         Subject to the terms and conditions set forth or incorporated by reference herein, the Issuer Trust hereby agrees to sell to the Underwriters the Additional Preferred Securities and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to the number of Additional Preferred Securities set forth below at the Purchase Price [plus accrued dividends, if any, from [ ] to the date of payment and delivery.] Additional Preferred Securities may be purchased as provided herein solely for the purpose of covering over-allotments made in connection with the offering of the Firm Preferred Securities. If any Additional Preferred Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Preferred Securities (subject to such adjustments to eliminate fractional Additional Preferred Securities as you may determine) that bears the same proportion to the total number of Additional Preferred Securities to be purchased as the number of Firm




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Preferred Securities set forth above opposite the name of such Underwriter bears to the total number of Firm Preferred Securities.

         The Underwriters will pay for the Firm Preferred Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 a.m. (New York time) on , , or at such other time, not later than 5:00 p.m. (New York time) on , , as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

         Payment for any Additional Preferred Securities shall be made to the Issuer Trust in immediately available funds at the offices referred to above at 10:00 A.M. (New York time) on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from us to the Company of our determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Preferred Securities, as shall be designated in writing by us. The time and date of such payment are hereinafter referred to as the "Option Closing Date." The notice of the determination to exercise the option to purchase Additional Preferred Securities and of the Option Closing Date may be given at any time within 30 days after the date of the Underwriting Agreement.

         The Offered Securities shall have the terms set forth in the Prospectus dated [June__], 1999, and the Prospectus Supplement dated , , including the following:

Terms of Offered Preferred Securities

         Designation of the Series of the Offered Preferred Securities:

         Issuer of Offered Preferred Securities: Comcast Corporation Trust [__]

         Aggregate Number of Firm Preferred Securities:

         Aggregate Number of Additional Preferred Securities:

         Price to Public:

         Purchase Price:

         Underwriters' Compensation per Offered Preferred Security:

         Closing Date:




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         Form:

         Other Terms:

         Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

         Except as set forth below, all provisions contained in the document entitled Underwriting Agreement Standard Provisions dated [June __], 1999 relating to the Preferred Securities of Comcast Corporation Trust I, Comcast Corporation Trust II and Comcast Corporation Trust III (fully and unconditionally guaranteed to the extent described therein by Comcast Corporation (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.




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         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                          Very truly yours,


                                          [Name of Lead Managers]

                                          On behalf of themselves and the other
                                          Underwriters named herein

                                          By [________]


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Accepted:

COMCAST CORPORATION


By:
   ------------------------------------
   Name:
   Title:



COMCAST CORPORATION TRUST [  ]



By:
   ------------------------------------
   Name:
   Title: Regular Trustee





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                              COMCAST CORPORATION

                          COMCAST CORPORATION TRUST I
                          COMCAST CORPORATION TRUST II
                         COMCAST CORPORATION TRUST III

                              PREFERRED SECURITIES
   (Fully and unconditionally guaranteed, to the extent described herein, by
                              Comcast Corporation)


                             UNDERWRITING AGREEMENT


                              STANDARD PROVISIONS


                                [June __], 1999


         From time to time, Comcast Corporation, a Delaware corporation (the "Company"), may, together with any one of Comcast Corporation Trust I, Comcast Corporation Trust II, Comcast Corporation Trust III (each an "Issuer Trust," and collectively the "Issuer Trusts"), enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

         The Company proposes from time to time to cause one or more of the Issuer Trusts to issue its guaranteed trust preferred securities ("Preferred Securities") guaranteed by the Company to the extent described in the Prospectus (as defined below) with respect to distributions and amounts payable upon liquidation or redemption pursuant to a Preferred Securities Guarantee Agreement to be dated as of a date specified in the Underwriting Agreement executed and delivered by the Company and [_______], as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Securities (the "Guarantee").

         If the Company proposes to issue Preferred Securities, the specified Issuer Trust will use the proceeds from the sale of the Preferred Securities and the sale of Common Securities (as defined below) to purchase from the Company an aggregate principal




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amount of its Subordinated [Deferrable Interest] Debt Securities (the
"Subordinated Debt Securities") equal to the aggregate liquidation amount of the Preferred Securities and Common Securities issued by such Issuer Trust. The Subordinated Debt Securities will be issued under a Subordinated Indenture to be dated as of June __, 1999 between the Company and Bankers Trust Company, as trustee (the "Debt Securities Trustee") (as amended and supplemented from time to time the "Subordinated Indenture"). With respect to any issuance of Preferred Securities by an Issuer Trustee, the Company will also be the holder of one hundred percent of the common securities representing undivided beneficial interests in the assets of the specified Issuer Trust (the "Common Securities" and together with the Preferred Securities, the "Trust Securities"). Each Issuer Trust will have been created under Delaware law pursuant to the filing of a Certificate of Trust (each, a "Certificate of Trust") with the Secretary of State of the State of Delaware, and will be governed by an Amended and Restated Trust Agreement (each, a "Trust Agreement") among the Company, as depositor, [________], as Institutional Trustee (the "Institutional Trustee"), [__________], as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), and two individuals who will be selected by the holders of the Common Securities and the holders from time to time of the Trust Securities. The Company, as holder of the Common Securities of each Issuer Trust, has appointed the Issuer Trustees and two individuals who are employees or officers of or affiliated with the Company to act as administrators with respect to the Issuer Trust (the "Administrators"). [_________], as Institutional Trustee, will act as Indenture Trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         The Company and the Issuer Trusts have filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Subordinated Debt Securities, the Preferred Securities and the Guarantee (collectively, the "Securities") and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), specifically relating to the Securities offered pursuant to this Agreement ("Offered Preferred Securities" and the "Offered Guarantee" and, together, the "Offered Securities"). The term Registration Statement means the registration statement as amended to the date of this Agreement including any additional registration statement filed by the Company pursuant to Rule 462(b). The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the




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date of the Basic Prospectus by the Company with the Commission pursuant to the
Securities Exchange Act of 1934, as amended (the "Exchange Act").

           1. Representations and Warranties. Each of the specified Issuer Trust and the Company jointly and severally represents and warrants to each of the Underwriters as of the date of the Underwriting Agreement that (i) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing representations and warranties do not apply to (a) that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee on Form T-1 (the "Form T-1") and (b) statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information furnished to the Company in writing by any Underwriter through the Manager expressly for use therein.

           2. Public Offering. The Issuer Trust and the Company are advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

           3. Purchase and Delivery. Except as otherwise provided in this
Section 3, payment for the Offered Securities shall be made to the Issuer Trust or the Company, as applicable, in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations or amounts, as the case may be, as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

           4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition, business or operations of the Company and its subsidiaries, as a whole, or, with respect to an offering of Preferred Securities, the




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         Issuer Trust, from that set forth in the Prospectus; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company and, in the case of an offering of Preferred Securities, the Issuer Trust, contained herein are true and correct as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

               (b) The Manager shall have received on the Closing Date an opinion of Arthur R. Block, Esquire, Senior Deputy General Counsel of the Company, dated the Closing Date to the effect that:

                       (i) the Company has been duly incorporated, is validly
                  existing as a corporation subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company and its subsidiaries, as a whole),

                      (ii) each of Comcast Cable Communications, Inc. and QVC,
                  Inc. (such corporations are together the "specified subsidiaries" of the Company and each is a "specified subsidiary" of the Company) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company and its subsidiaries, as a whole),

                     (iii) the Subordinated Debt Securities have been duly
                  authorized by the Company,

                      (iv) the Guarantee has been duly authorized, executed and
                  delivered by the Company,

                       (v) this Agreement has been duly authorized, executed and
                  delivered by the Company,

                      (vi) except as rights to indemnity and contribution under
                  this Agreement may be limited under applicable law, the execution and




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                  delivery by the Issuer Trust of, and the performance of the
                  Issuer Trust's obligations under, this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Subordinated Indenture, the Trust Agreement and the Guarantee will not contravene any provision of applicable law of the United States (except with respect to laws relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), Pennsylvania, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States or of any foreign jurisdiction (in which foreign jurisdiction the Company or any specified subsidiary does business which is material to the Company and its subsidiaries, as a whole), or the articles of incorporation or by-laws of the Company or, to the best knowledge of such counsel, any agreement or other instrument binding upon the Company or the Issuer Trust, and, except for the orders of the Commission making the Registration Statement effective and the Subordinated Indenture qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") (which have been obtained) and such permits or similar authorizations required under the securities or Blue Sky laws of certain states or foreign jurisdictions (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency of the United States (except with respect to consents, approvals and authorizations relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), Pennsylvania, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States or of any foreign jurisdiction is required for the performance by the Issuer Trust of its obligations under this Agreement or by the Company of its obligations under this Agreement, the Subordinated Indenture, the Trust Agreement and the Guarantee,

                     (vii) subject to such qualification as may be set forth in the Prospectus, the Company and its subsidiaries have, and are in material compliance with, such franchises, and to the best knowledge of such counsel after reasonable investigation, such licenses and authorizations, as are necessary to own their cable communications properties and to conduct their cable communications business in the manner described in the Prospectus, except where the failure to have, or comply with, such franchises, licenses and authorizations would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries, as a whole, and such franchises, licenses and authorizations contain no materially burdensome restrictions not adequately described in the Prospectus, which restrictions would have a material adverse effect on




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                  the business or financial condition of the Company and its subsidiaries, as a whole,

                    (viii) the statements (A) in Item 3 of the Company's most
                  recent Annual Report on Form 10-K incorporated by reference in the Prospectus, (B) in Part II, Item 1 under the caption "Legal Proceedings" of the Company's most recent Quarterly Report on Form 10-Q incorporated by reference in the Prospectus and (C) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings, and

                      (ix) such counsel does not know of any legal or
                  governmental proceeding pending or threatened to which the Company or any of its subsidiaries or the Issuer Trust is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

         Such counsel shall also state that no facts have come to his attention that lead him to believe (1) that the Registration Statement or any amendments thereto (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel is not called upon to express any belief), on the date on which it became effective or the date of filing of the most recent subsequent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the date of the Underwriting Agreement or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (3) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a




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material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         With respect to the preceding paragraph, such counsel may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement, Prospectus (as amended or supplemented) and the documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

         In expressing his opinion as to questions of the law of jurisdictions other than the Commonwealth of Pennsylvania and the United States, such counsel may rely to the extent reasonable on such counsel as may be reasonably acceptable to counsel to the Underwriters. In addition, such counsel may reasonably rely as to questions of fact on certificates of responsible officers of the Company.

               (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Company, dated the Closing Date to the effect that:

                    (i) assuming the Subordinated Debt Securities have been
               duly authorized by the Company, the Subordinated Debt Securities, when executed and authenticated in accordance with the provisions of the relevant Subordinated Indenture, and delivered to and paid for as described in the Prospectus will be entitled to the benefits of the Subordinated Indenture, and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles),

                    (ii) assuming the Guarantee has been duly authorized,
               executed and delivered by the Company, the Guarantee is a valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles),

                    (iii) the Subordinated Indenture has been duly qualified
               under the Trust Indenture Act,





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                    (iv) except as rights to indemnity and contribution under
               this Agreement may be limited under applicable law, the execution and delivery by the Issuer Trust of, and the performance of its obligations under, this Agreement and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Subordinated Indenture, the Trust Agreement and the Guarantee will not contravene any provision of applicable law of the United States (except with respect to laws relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), or New York and, except for the orders of the Commission making the Registration Statement effective and the Subordinated Indenture qualified under the Trust Indenture Act (which have been obtained) and such permits or similar authorizations required under the securities or Blue Sky laws of certain states or foreign jurisdictions (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency of the United States (except with respect to consents, approvals and authorizations relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), or New York is required for the performance by the Issuer Trust of its obligations under this Agreement or by the Company of its obligations under this Agreement, the Subordinated Indenture, the Trust Agreement and the Guarantee,

                    (v) the Issuer Trust is not and, after giving effect to the offering and sale of the Offered Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940 as amended, and

                    (vi) the statements in the Prospectus Supplement under
               "Description of [the Offered Securities]", "Certain U.S. Tax Considerations" and "Underwriting" and in the Basic Prospectus under "Description of [the Offered Securities]", "United States Taxation" and "Plan of Distribution", insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.

         Such counsel shall also state that no facts have come to the attention of such counsel that lead them to believe (1) that the Registration Statement and the Prospectus and any supplements or amendments thereto or the documents incorporated by reference in the Registration Statement and Prospectus (except for financial statements and other financial or statistical data included or incorporated by reference therein and the Form T-1,


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as to which such counsel is not called upon to express any belief) did not comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder; (2) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel is not called upon to express any belief) at the date of the Underwriting Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the date of the Underwriting Agreement or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         With respect to the preceding paragraph, Davis Polk & Wardwell may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification except as specified.

               (d) The Manager shall have received on the Closing Date an opinion of Dow, Lohnes and Albertson, PLLC special counsel for the Company, dated the Closing Date, to the effect that:

                       (i) no approval of the Federal Communications Commission
                  (the "FCC") is required in connection with the issuance and sale of the Offered Securities,

                      (ii) the execution and delivery by the Issuer Trust of
                  this Agreement and the execution and delivery by the Company of this Agreement, the Subordinated Indenture, the Trust Agreement and the Guarantee and the fulfillment of the terms set forth herein by the Issuer Trust and of the terms set forth herein and in the Subordinated Indenture, the Trust Agreement and the Guarantee by the Company and the consummation of the transactions contemplated hereby by the Issuer Trust and of the transactions contemplated hereby and under the Subordinated Indenture, the Trust Agreement and Guarantee by the Company do not violate any statute, regulation or other law of the United States relating specifically to the cable communications industry (except as otherwise explicitly set forth in the Prospectus) or, to the knowledge of such




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                  counsel, any order, judgment or decree of any court or
                  governmental body of the United States relating specifically to the cable communications industry and applicable to the Issuer Trust, the Company or any of its subsidiaries, and which violation would have a material adverse effect on the business or financial condition of the Issuer Trust or Company and its subsidiaries, as a whole,

                     (iii) the statements in the Company's most recent Annual
                  Report on Form 10-K incorporated by reference in the Registration Statement and Prospectus [identify sections describing cable regulatory matters] as updated by the Company's most recent Quarterly Reports on Form 10-Q incorporated in the Registration Statement and Prospectus and as updated by the Prospectus, insofar as they are, or refer to, statements of federal law or legal conclusions, have been reviewed by such counsel and present in all material respects the information called for with respect to such statements of federal law or legal conclusions, and

                      (iv) such counsel does not know of any proceeding pending
                  before the FCC to which the Company or any of its subsidiaries is a party or involving the cable communications properties, licenses or authorizations of the Company and its subsidiaries, or of any cable communications law or regulation relevant thereto required to be described in the Registration Statement or Prospectus pursuant to Regulation S-K promulgated under the Securities Act, which is not described as required.

               (e) The Manager shall have received on the Closing Date an opinion of Cahill Gordon & Reindel (a partnership including a professional organization), counsel for the Underwriters, dated the Closing Date, covering the matters requested by and in form and substance reasonably satisfactory to the Manager.

               (f) The Manager shall have received on the Closing Date an opinion dated the Closing Date of [Richards, Layton & Finger, P.A.], special Delaware counsel for the Issuer Trust or the Company, or of other counsel satisfactory to the Manager, to the effect that:

                       (i) the Issuer Trust has been duly created and is
                  validly existing in good standing as a business trust under the Delaware Business Trust Act and under the Trust Agreement and the Delaware Business Trust Act and has the trust power and authority to conduct its business, all as described in the Registration Statement and Prospectus;

                      (ii) assuming due authorization, execution and delivery
                  of the Trust Agreement by the Company, the Administrators and the Issuer Trustees, the Trust Agreement is a legal, valid and binding agreement of the Company, the Administrators and the Issuer Trustees and is enforceable against the Company, the Administrators and the Issuer Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                     (iii) under the Trust Agreement and the Delaware Business
                  Trust Act, the execution and delivery of this Agreement by the Issuer Trust, and the performance by the Issuer Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Issuer Trust;

                      (iv) the Preferred Securities have been duly authorized
                  by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable undivided beneficial interests in the assets of the Issuer Trust; the holders of Preferred Securities, as beneficial owners of the Issuer Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

                       (v) the Common Securities have been duly authorized by
                  the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust;

                      (vi) under the Trust Agreement and the Delaware Business
                  Trust Act, the issuance of the Trust Securities is not subject to preemptive rights;

                     (vii) the statements in the Basic Prospectus under the
                  caption ["Trust Subsidiaries" and "Description of the Guaranteed Trust Preferred Securities"] insofar as such statements constitute statements of Delaware law, are fairly presented;

                    (viii) the issuance and the sale of the Trust Securities by the Issuer Trust, the execution, delivery and performance by the Issuer Trust of this

                  Agreement, the consummation by the Issuer Trust of the transactions contemplated hereby and compliance by the Issuer Trust with its obligations hereunder do not violate (A) the Certificate or the Trust Agreement, or (B) any applicable Delaware law or Delaware administrative regulation;

                      (ix) after due inquiry, limited to, and solely to the
                  extent disclosed on a date immediately prior to the Closing Date, the court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States Federal District Court sitting in the State of Delaware, we do not know of any legal or governmental proceeding pending against the Issuer Trust;

                       (x) no authorization, approval, consent or order of any
                  Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Issuer Trust solely in connection with the issuance and sale of the Trust Securities; and

                      (xi) the Offered Preferred Security Holders (other than
                  those Offered Preferred Security Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Issuer Trust, and the Issuer Trust will not be liable for any income tax imposed by the State of Delaware.

         In rendering such opinion, such counsel may note that Holders of Trust Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and security in connection with and pay taxes or other governmental charges arising from transfers of certificates for Trust Securities and the issuance of replacement certificates for Trust Securities, (ii) provide security and indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and remedies under the Trust Agreement and (iii) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under the Trust Agreement or against the Institutional Trustee, to the extent provided in the Trust Agreement.

               (g) The Manager shall have received on the Closing Date, a letter dated the Closing Date, in each case in form and substance satisfactory to the Manager, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

               (h) The Manager shall have received on the date hereof or on the Closing Date, as applicable, such additional documents as the Manager shall have reasonably requested to confirm compliance with the conditions to Closing listed herein.

         The several obligations of the Underwriters to purchase Additional Preferred Securities hereunder are subject to the delivery to the Manager on the Option Closing Date of such opinions, certificates and documents as are contemplated for the Closing of the Firm Preferred Securities.

           5. Covenants of the Company and the Issuer Trust. In further consideration of the agreements of the Underwriters contained herein, each of the Company and the Issuer Trust covenants as follows:

               (a) To furnish to the Manager, without charge, a copy of the Registration Statement and two signed copies of any post-effective amendment thereto specifically relating to the Offered Securities (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Manager may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish the Manager a copy of each such proposed amendment or supplement.

               (c) If, during such period after the first date of the public offering of the Offered Securities during which in the opinion of counsel to the Manager the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, forthwith to prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers on request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading.

               (d) To endeavor to qualify the Offered Securities[, the Preferred Securities and the Guarantees] for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Manager shall reasonably request.

               (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve month period beginning on the first day of the first fiscal quarter commencing after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be accomplished by making generally available the Company's financial statements in the manner provided for by Rule 158 of the Securities Act).

               (f) To comply with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with Cuba.

               [(g) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date [or the Option Closing Date, as the case may be], not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any securities with characteristics similar to those of the Preferred Securities (other than (i) the Offered Securities and
          (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.]

           6. Indemnification and Contribution. The Company, or in the case of an offering of Preferred Securities, each of the Company and the Issuer Trust jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company and the Issuer Trust in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling any such Underwriter, if a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented but without reference to documents incorporated by reference therein) would have cured the defect giving rise to such loss, claim, damage or liability.

         Each Underwriter agrees to indemnify and hold harmless the Issuer Trust, the Issuer Trustees, the Administrators, the Company, the Company's directors, the Company's officers who sign the Registration Statement and each person, if any, who controls the Issuer Trust or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Issuer Trust to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Issuer Trust in writing by such Underwriter through the Manager expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Issuer Trust, the Issuer Trustees, the Administrators, the Company, the Company's directors, the Company's officers who sign the Registration Statement and controlling persons of the Issuer Trust and Company, such firm shall be designated in writing by the Issuer Trust and the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify, to the extent provided in the two immediately preceding paragraphs, the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the second or third paragraph of this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer Trust on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer Trust on the one hand and by the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Issuer Trust bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company and the Issuer Trust on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Issuer Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the

Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreement contained in this Section 6 and the representations and warranties of the Company and the Issuer Trust contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Issuer Trust, the Issuer Trustees, the Administrators, the Company, the Company's officers or directors or any person controlling the Issuer Trust or Company and (iii) acceptance of and payment for any of the Offered Securities.

           7. Termination. This Agreement shall be subject to termination in the absolute discretion of the Manager by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date [or the Option Closing Date, as the case may be,]
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on the Nasdaq National Market or, in the case of an offering of Preferred Securities, the trading of any securities of the Issuer Trust shall have been suspended on any exchange or in the over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

         The Company and the Issuer Trust will pay and bear all costs and expenses incident to the performance of their obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Underwriters, (b) the preparation, issuance and delivery of the Offered Securities, (c) the reasonable fees and disbursements of the Company's counsel and accountants, of the Issuer Trust's counsel and of the Issuer Trustees and their counsel, (d) the qualification of the Offered Securities [and, in the case of an offering of

Preferred Securities, the Preferred Securities and the Guarantees] under the applicable state securities or Blue Sky laws in accordance with Section 5, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky survey and any legal investment survey, (e) all fees payable to the National Association of Securities Dealers, Inc. in connection with the review, if any, of the offering of the Securities and (f) any fees charged by rating agencies for the rating of the Offered Securities. Except as specifically provided elsewhere herein, the Underwriters will pay all of their own costs and expenses, including without limitation the fees and expenses of their counsel and the expenses of selling presentations.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Issuer Trust to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Issuer Trust shall be unable to perform its obligations under this Agreement, the Company and the Issuer Trust will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. This provision shall survive the termination or cancellation of this Agreement.

           8. Defaulting Underwriters. If on the Closing Date [or the Option Closing Date, as the case may be,] any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Preferred Securities set forth opposite their respective names bears to the aggregate amount of Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Preferred Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Preferred Securities without the written consent of such Underwriter. If on the Closing Date [or the Option Closing Date, as the case may be,] any Underwriter or Underwriters shall fail or refuse to purchase Preferred Securities and the aggregate amount of Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Preferred Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Preferred Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting

Underwriter, the Company or the Trust Issuer. In any such case either the Manager or the Company shall have the right to postpone the Closing Date [or the Option Closing Date, as the case may be,] but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

           9. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.